UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): May 20, 2003

CORPORATE OFFICE PROPERTIES TRUST
(Exact Name of Registrant Specified in Charter)

Maryland	001-14023	23-2947217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

8815 Centre Park Drive Suite 400 Columbia, Maryland	20145
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code:   (410) 992-7324

(not applicable)
(Former Name and Former Address, if Changed Since Last Report)

Item 5.            Other Events.

On May 20, 2003, Corporate Office Properties Trust (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Corporate Office Properties, L.P. (the “Operating Partnership”), Legg Mason Wood Walker, Incorporated and McDonald Investments Inc. (collectively, the “Underwriters”) in connection with the sale of 4,600,000 shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Firm Securities”), to the Underwriters in connection with the public offering of these securities.  The sale of the Firm Securities will result in net proceeds to the Company of approximately $69 million or $15.03 per share.  In addition to the Firm Securities, the Company has also granted the Underwriters a thirty-day option to purchase up to an additional 690,000 common shares to cover any over-allotments (together with the Firm Securities, the “Shares”).  The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Registration Statement on Form S-3 (File No. 333-71807), filed with the Securities and Exchange Commission pursuant to the Securities Act.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

1.1                                 Form of Underwriting Agreement, dated May 20, 2003, by and among the Company, the Operating Partnership, Legg Mason Wood Walker, Incorporated and McDonald Investments Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ John H. Gurley
Name:	John H. Gurley
Title:	Senior Vice-President & General Counsel

May 22, 2003

INDEX TO EXHIBITS

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement, dated May 20, 2003, by and among the Company, the Operating Partnership, Legg Mason Wood Walker, Incorporated and McDonald Investments Inc.